Exhibit 99.1

Innodata Announces Potentially Transformative Deals in Generative AI with Three of the Largest Global Tech Companies and Reports First Quarter 2023 Results

NEW YORK – May 11, 2023 – INNODATA INC. (NASDAQ: INOD) today reported results for the first quarter ended March 31, 2023.

•	Revenue for the quarter ended March 31, 2023 was $18.8 million, compared to revenue of $21.2 million in the same period last year. The comparative period included $4.4 million in revenue from a large social media company that underwent a significant management change in the second half of last year, as a result of which it dramatically pulled back spending across the board. There was no revenue from this company in the quarter ended March 31, 2023.

•	Net loss for the quarter ended March 31, 2023 was $2.1 million, or $0.08 per basic and diluted share, compared to a net loss of $2.8 million, or $0.10 per basic and diluted share, in the same period last year.

•	Adjusted EBITDA was $0.8 million in the first quarter of 2023, compared to Adjusted EBITDA loss of $1.0 million in the same period last year. *

•	Cash, cash equivalents and short-term investments were $10.8 million at March 31, 2023, consisting of cash and cash equivalents of $10.3 million and short-term investment of $0.5 million, and $10.3 million at December 31, 2022, consisting of cash and cash equivalents of $9.8 million and short-term investment of $0.5 million.

* Adjusted EBITDA is defined below.

The amounts in this press release have been rounded. All percentages have been calculated using unrounded amounts.

Jack Abuhoff, CEO, said, “Over the last couple of weeks, we received verbal confirmation from two of the largest five global technology companies that we have been selected to provide data engineering for their innovation programs in generative AI, the technology behind Chat GPT. One of these companies is an existing customer and the other one will be a new customer. In addition, a third company, also a new customer and another of the largest five global technology companies, has indicated that they are likely to choose us, and we have just reached agreement with them on terms of a master services agreement. We believe these accomplishments are potentially transformative for Innodata.”

Abuhoff continued, “For these companies, we expect to be performing a range of data engineering work required to build cutting-edge generative AI. We expect this potentially to include: creating training data sets that are used to train the models; providing instruction data sets that teach the models to follow instructions; providing reinforcement learning, a process by which we align models with human values and complex use cases; and providing red teaming and model performance evaluation. This work involves potentially working in multiple languages and across several data modalities.

“With our existing customer, we are in the process of putting in place the work order for our new win. With the two new customers, we are now in the process of putting in place formal agreements and finalizing initial scope. While we are confident that agreements will be inked, until this happens, there is always the chance that it does not.

“The deals are potentially large. To illustrate, one of the new customers has indicated that it will cut an initial purchase order for $2.5 million to get us started, but it will be supplementing that as we move forward. They also shared with us their vision for where the initial scope of work might go, which, if fully realized, we believe could result in approximately $12 million dollars of new quarterly revenues at maturity. Moreover, the draft contracts that are now being worked on are, at the customers’ requests, framework agreements that enable the customers to easily add scope.

“Again, I want to emphasize that deals with the two new potential customers have not yet been signed, but we are expecting to get them signed and for the details to be worked out over the next few weeks.

“Based on our experience, we believe that these engagements will ramp up over the course of several months. Typically, once an agreement is finalized, we work with the customer to create detailed specifications and run pilots to ensure that the specifications are yielding the intended results. Often times, this requires several iterations. Once the specification is locked down, our next step is to put in place the required infrastructure. This includes custom-configuring technology systems, finalizing process designs, and assembling human resources – data engineers and subject matter experts. This can take two to three months typically. Once this is completed, ramp-up begins. We typically ramp up slowly so that we can continue to test and refine as necessary with the customer. Ramp-up can take three to six months to achieve steady-state. The duration of the engagement will depend on many factors, including the size of the model being built and the amount of ongoing updating and tuning that will be taking place. These are often not knowable in advance.

“This is a dynamic process, with customer dependencies and checkpoints throughout, which makes it tough to do quarterly forecasting, but based on our experience, the end result that gets us to full ramp up is typically achieved in a roughly 12-month period.

“In terms of Q1, revenue was $18.8 million and Adjusted EBITDA was $800 thousand dollars. There was no revenue in the quarter from the three deals we are announcing today, all of which happened in just the past couple of weeks, well after Q1 close. It is also worth noting that there was no revenue in the quarter from the large social media company which contributed $4.4 million in revenue in Q1 of last year but dramatically pulled back spending in the second half of last year as it underwent a significant management change. If we back out revenue from this large social media company, our revenue growth in the quarter over Q1 2022 would have been 12%. We believe that it is possible that business from this customer could resume in the second half, but our 2023 business plan does not account for this upside. Our 2023 business plan also does not account for revenue from the two new customers we have spoken about today. Even without these elements incorporated, we expect that, exiting this year, our revenue growth rate could potentially be high teens (or in the 20s, backing out from 2022 the large social media company we just discussed) and that our Adjusted EBITDA run rate could potentially exceed $15 million dollars on an annualized basis.”

Abuhoff concluded, “We ended the quarter with a healthy balance sheet – no appreciable debt and $10.8 million in cash and short-term investments on the balance sheet.”

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 5:00 PM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

1-888-506-0062	(Domestic)
+1 973-528-0011	(International)

Participant Access Code – 408622

1-877-481-4010	(Domestic Replay)
+1 919-882-2331	(International Replay)

Replay Passcode – 48182

It is recommended that participants dial in approximately 10 minutes prior to the start of the call. Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

About Innodata

Innodata (NASDAQ: INOD) is a global data engineering company delivering the promise of AI to many of the world’s most prestigious companies. We provide AI-enabled software platforms and managed services for AI data collection/annotation, AI digital transformation, and industry-specific business processes. Our low-code Innodata AI technology platform is at the core of our offerings. In every relationship, we honor our 30+ year legacy delivering the highest quality data and outstanding service to our customers. Visit www.innodata.com to learn more.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Words such as “project,” “believe,” “expect,” “can,” “continue,” “could,” “intend,” “may,” “should,” “will,” “anticipate,” “indicate,” “forecast,” “predict,” “likely,” “goals,” “estimate,” “plan,” “potential,” ”promises,” or the negatives thereof and other similar expressions generally identify forward-looking statements, which speak only as of the date hereof.

These forward-looking statements are based on management’s current expectations, assumptions and estimates and are subject to a number of risks and uncertainties, including without limitation, the expected or potential effects of the novel coronavirus (“COVID-19”) pandemic and the responses of governments, the general global population, our customers, and the Company thereto; impacts resulting from the rapidly evolving conflict between Russia and the Ukraine; investments in large language models; that contracts may be terminated by customers; projected or committed volumes of work may not materialize; pipeline opportunities and customer discussions which may not materialize into work or expected volumes of work; continuing reliance on project-based work in the Digital Data Solutions (“DDS”) segment and the primarily at-will nature of such contracts and the ability of these customers to reduce, delay or cancel projects; the likelihood of continued development of the markets, particularly new and emerging markets, that our services support; continuing DDS segment revenue concentration in a limited number of customers; potential inability to replace projects that are completed, canceled or reduced; our dependency on content providers in our Agility segment; difficulty in integrating and deriving synergies from acquisitions, joint venture and strategic investments; potential undiscovered liabilities of companies and businesses that we may acquire; potential impairment of the carrying value of goodwill and other acquired intangible assets of companies and businesses that we acquire; a continued downturn in or depressed market conditions; changes in external market factors; the ability and willingness of our customers and prospective customers to execute business plans that give rise to requirements for our services; changes in our business or growth strategy; the emergence of new, or growth in existing competitors; various other competitive and technological factors; our use of and reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or Company information, or service interruptions; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

Our actual results could differ materially from the results referred to in forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, uncertainty around the COVID-19 pandemic and the effects of the global response thereto and the risks discussed in Part I, Item 1A. “Risk Factors,” Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other parts of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 24, 2023, as updated or amended by our other filings that we may make with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements will occur, and you should not place undue reliance on these forward-looking statements.

We undertake no obligation to update or review any guidance or other forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by the Federal securities laws. These forward-looking statements speak only as of the date hereof.

Company Contact

Marcia Novero

Innodata Inc.

Mnovero@innodata.com

(201) 371-8015

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with U.S. GAAP (“GAAP”), we provide certain non-GAAP financial information. We believe that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results. In some respects, management believes non-GAAP financial measures are more indicative of our ongoing core operating performance than their GAAP equivalents by making adjustments that management believes are reflective of the ongoing performance of the business.

We believe that the presentation of this non-GAAP financial information provides investors with greater transparency by providing investors a more complete understanding of our financial performance, competitive position, and prospects for the future, particularly by providing the same information that management and our Board of Directors uses to evaluate our performance and manage the business. However, the non-GAAP financial measures presented in this press release have certain limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures that we present may differ from similar non-GAAP financial measures used by other companies.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) attributable to Innodata Inc. and its subsidiaries in accordance with U.S. GAAP before interest expense, income taxes, depreciation and amortization of intangible assets (which derives EBITDA), plus additional adjustments for loss on impairment of intangible assets and goodwill, stock-based compensation, income (loss) attributable to non-controlling interests, non-recurring severance, and other one-time costs.

We use Adjusted EBITDA to evaluate core results of operations and trends between fiscal periods and believe that these measures are important components of our internal performance measurement process.

A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure is included in the tables that accompany this release.

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per-share amounts)

	Three Months Ended
	March 31,
	2023	2022
Revenues	$18,839	$21,192

Operating costs and expenses:

Direct operating costs	12,874	13,414
Selling and administrative expenses	7,797	10,190
Interest expense, net	63	3
	20,734	23,607
Loss before provision for income taxes	$(1,895)	$(2,415)
Provision for income taxes	218	475
Consolidated net loss	(2,113)	(2,890)
Income (loss) attributable to non-controlling interests	3	(75)
Net Loss attributable to Innodata Inc. and Subsidiaries	$(2,116)	$(2,815)

Loss per share attributable to Innodata Inc. and Subsidiaries:
Basic and Diluted	$(0.08)	$(0.10)
Weighted average shares outstanding:
Basic and Diluted	27,460	27,158

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$10,330	$9,792
Short term investments – other	512	507
Accounts receivable, net	8,462	9,528
Prepaid expenses and other current assets	4,189	3,858
Total current assets	23,493	23,685
Property and equipment, net	2,590	2,511
Right-of-use asset, net	4,109	4,309
Other assets	2,252	1,498
Deferred income taxes, net	1,583	1,475
Intangibles, net	13,064	12,526
Goodwill	2,044	2,038
Total assets	$49,135	$48,042

LIABILITIES, NON-CONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable, accrued expenses and other	$9,068	$9,880
Accrued salaries, wages and related benefits	6,766	6,136
Income and other taxes	3,582	3,230
Long-term obligations – current portion	1,121	877
Operating lease liability - current portion	633	693
Total current liabilities	21,170	20,816
Deferred income taxes, net	57	65
Long-term obligations, net of current portion	6,288	5,079
Operating lease liability, net of current portion	3,926	4,036
Total liabilities	31,441	29,996
Non-controlling interests	(724)	(727)
STOCKHOLDERS' EQUITY	18,418	18,773
Total liabilities, non-controlling interests and stockholders’ equity	$49,135	$48,042

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2023	2022
Cash flows from operating activities:
Consolidated net loss	$(2,113)	$(2,890)
Adjustments to reconcile consolidated net loss to net cash
provided by operating activities:
Depreciation and amortization	1,091	873
Stock-based compensation	962	537
Deferred income taxes	(94)	44
Pension cost	253	11
Loss on lease termination	-	125
Changes in operating assets and liabilities:
Accounts receivable	1,149	487
Prepaid expenses and other current assets	158	(63)
Other assets	21	144
Accounts payable, accrued expenses and other	(608)	(533)
Accrued salaries, wages and related benefits	627	(407)
Income and other taxes	338	176
Net cash provided by (used in) operating activities	1,784	(1,496)

Cash flows from investing activities:
Capital expenditures	(1,702)	(1,939)
Purchase of short term investments - others	(5)	-
Net cash used in investing activities	(1,707)	(1,939)

Cash flows from financing activities:
Proceeds from stock option exercises	321	26
Payment of long-term obligations	(70)	(39)
Redemption of non-controlling interest	-	1
Net cash provided by (used in) financing activities	251	(12)

Effect of exchange rate changes on cash and cash equivalents	210	(28)

Net increase (decrease) in cash and cash equivalents	538	(3,475)

Cash and cash equivalents, beginning of period	9,792	18,902

Cash and cash equivalents, end of period	$10,330	$15,427

INNODATA INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

	Three Months Ended March 31,
Consolidated	2023	2022
Net loss attributable to Innodata Inc. and Subsidiaries	$(2,116)	$(2,815)
Provision for income taxes	218	475
Interest expense, net	63	3
Depreciation and amortization	1,091	873
Severance**	580	-
Stock-based compensation	962	537
Non-controlling interests	3	(75)
Adjusted EBITDA / (loss)	$801	$(1,002)

	Three Months Ended March 31,
DDS Segment	2023	2022
Net income (loss) attributable to DDS Segment	$(641)	$763
Provision for income taxes	215	533
Interest expense, net	62	3
Depreciation and amortization	225	224
Severance**	33	-
Stock-based compensation	806	371
Non-controlling interests	3	-
Adjusted EBITDA	$703	$1,894

	Three Months Ended March 31,
Synodex Segment	2023	2022
Net income (loss) attributable to Synodex Segment	$14	$(785)
Depreciation and amortization	162	41
Severance**	6	-
Stock-based compensation	58	49
Non-controlling interests	-	(75)
Adjusted EBITDA / (loss)	$240	$(770)

	Three Months Ended March 31,
Agility Segment	2023	2022
Net loss attributable to Agility Segment	$(1,489)	$(2,793)
Provision for income taxes	3	(58)
Interest expense, net	1	-
Depreciation and amortization	704	608
Severance**	541	-
Stock-based compensation	98	117
Adjusted EBITDA (loss)	$(142)	$(2,126)

**Represents non-recurring severance incurred for a reduction in headcount in connection with the re-alignment of the Company’s cost structure.

INNODATA INC. AND SUBSIDIARIES

CONSOLIDATED REVENUE BY SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2023	2022
Revenues:
DDS	$12,746	$15,911
Synodex	1,865	1,669
Agility	4,228	3,612
Total Consolidated	$18,839	$21,192